Exhibit 10.12

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Collaboration Agreement

This COLLABORATION AGREEMENT (“Agreement”), dated as of June 10, 2015, is made by and between Morphic Rock Therapeutic, Inc. (“Client”), a Delaware corporation with offices at 1000 Winter Street, Suite 3350, Waltham, MA 02451 and SCHRÖDINGER, LLC (“Schrödinger”), a Delaware limited liability company, with offices at 120 West 45th Street, 17th Floor, New York, New York 10036.

WHEREAS, Schrödinger has developed proprietary software programs that are used in preclinical drug discovery projects including target validation, hit identification, hit-to-lead, and lead optimization;

WHEREAS, Schrödinger, through its Drug Discovery Group, enters into scientific collaborations with research teams in biotechnology and pharmaceutical companies and academic labs, pursuant to which the Drug Discovery Group applies the Schrödinger Technology (defined below) and its expertise in drug design to specific targets;

WHEREAS, Client is engaged in research into agents that target members of the integrin family of cell adhesion molecules for the purpose of the discovery, design, development and commercialization of such agents; and

WHEREAS, the parties wish to enter into this Agreement to set forth the terms on which Schrödinger will perform drug design services for the Target(s) defined in Section 1 below;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions.

a.                                      “Client Improvements” shall mean any improvement, modification, or enhancement of the Client Confidential Information (as defined in Section 5 below), Client Intellectual Property or Work Product made by either party during the Collaboration, collectively with the Intellectual Property embodied therein.

b.                                      “Client Intellectual Property” shall mean (i) Intellectual Property (as defined in Section 1.d.) owned or licensed by Client prior to or independent of this

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Agreement; (ii) the Intellectual Property embodied in the Client Confidential Information (as defined in Section 5.b.); and (iii) the Intellectual Property embodied in the Work Product (as defined in Section 1.j.).  The Client Intellectual Property excludes Schrödinger Intellectual Property (as defined in Section 1.e.).

c.                                       “Collaboration” shall mean the responsibilities specified for each party in Exhibit A.

d.                                      “Computer-Generated Model” shall mean the ligand- or structure-based models of the compounds or Targets that are prepared and used by Schrödinger in the evaluation and design of compounds under this Collaboration.

e.                                       “Effective Date” shall mean April 21, 2015.

f.                                        “Intellectual Property” shall mean all rights in any property now known or hereafter recognized anywhere in the world, including the following: (i) patents, inventions (whether or not patentable), and all applications or registrations in any jurisdiction pertaining to the foregoing, including all provisional applications, reissues, continuations, divisions, continuations-in-part, utility models, renewals or extensions thereof; (ii) trade secrets, including confidential and other non-public information with respect to business or scientific activities, and the right in any jurisdiction to limit the use or disclosure thereof; (iii) copyrights or similar rights in writings, designs, mask works, or other works of authorship, and registrations or applications for registrations of copyrights in any jurisdiction; (iv) trademarks and service marks (registered or unregistered), trade dress, trade names, and other names and slogans embodying business or product goodwill or indications of origin, and all applications or registrations in any jurisdiction pertaining to the foregoing; and all goodwill associated therewith; and (v) Internet Web sites, domain names and registrations or applications for registration thereof.  Examples of property that typically embody Intellectual Property include without limitation software programs (in source and object code forms), algorithms, methods, computer-generated models based on the analysis of structure-activity relationships, and proprietary databases.

g.                                       “Schrödinger Improvements” shall mean any improvement, modification, or enhancement of the Schrödinger Confidential Information (as defined in Section 5 below), Schrödinger Technology, Schrödinger Knowhow, Schrödinger Library or Schrödinger Intellectual Property made by either party, collectively with the Intellectual Property embodied therein; provided, however, that no Client Intellectual Property, Client Improvements or Work Product will be added to the Schrödinger Library or otherwise considered Schrödinger Improvements.

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h.                                      “Schrödinger Intellectual Property” shall mean the Intellectual Property embodied in the Schrödinger Technology, Schrödinger Knowhow, and Schrödinger Library.

i.                                          “Schrödinger Knowhow” shall mean the proprietary techniques, methods, workflows and knowhow of Schrödinger and its licensors, and employed by Schrödinger to perform its services under the Collaboration.  “Schrödinger Knowhow” excludes the Work Product, which the parties acknowledge is a tangible output of Schrödinger’s application of the Schrödinger Knowhow to this Collaboration.

j.                                         “Schrödinger Library” shall mean the compilation prepared by Schrödinger of lead- and drug-like compounds that are offered commercially by third party suppliers.

k.                                      “Schrödinger Technology” shall mean the proprietary software, programs, tools and technology owned or controlled by Schrödinger.

l.                                          “Target(s)” shall mean a member of the target class of human integrins.

m.                                  “Work Product” shall mean the work product delivered by Schrödinger to Client in connection with its performance of services under the Collaboration, including the Computer-Generated Models. The “Work Product” excludes the Schrödinger Technology, Schrödinger Knowhow, Schrödinger Library, Schrödinger Improvements, Schrödinger Confidential Information and the Schrödinger Intellectual Property.

2.                                      Obligations of Each Party.

a.                                      General Obligations.  Each party shall use reasonable efforts, exercised in good faith, to perform its responsibilities under this Agreement, in accordance with the customary standards of professional conduct in such party’s field, and in compliance in all material respects with the requirements of applicable laws and regulations. Client acknowledges and agrees that Schrödinger’s ability to perform its obligations depends upon Client’s fulfillment of its obligations as set forth in this Agreement, including reasonably cooperating with Schrödinger and providing Schrödinger with accurate information and data in a reasonable and timely manner during the Collaboration. Schrödinger will not be responsible for any deficiency or delay in performing its obligations as set forth in this Agreement to the extent such deficiency or delay results from Client’s failure to fulfill its obligations as set forth in this Agreement. Each party shall communicate with the other party regularly and in a timely fashion, and shall meet on a regular basis at such times and locations as may be mutually agreed (whether in person or by telephone) to provide

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progress reports and to solicit input.  Each party shall provide reasonable assistance to the other party in connection with the other party’s performance of its obligations hereunder.  Notwithstanding the foregoing, the parties acknowledge the experimental nature of the Collaboration, and neither party shall have any liability to the other with respect to such party’s failure to produce a specific substantive result.

b.                                      Other Research Projects.  The parties acknowledge and agree that Schrödinger may use the Schrödinger Technology, Schrödinger Knowhow, Schrödinger Library, Schrödinger Improvements, Schrödinger Confidential Information and Schrödinger Intellectual Property for other research projects for third parties so long as:

(i) no Client Confidential Information or Client Intellectual Property is used in connection with such research project; and

(ii) during the Term (as defined in Section 9.a.), Schrödinger’s Drug Discovery Group does not perform drug discovery services substantially similar to those provided hereunder by the Drug Discovery Group for any research project that involves any Target (the restriction set forth in this clause (ii), the “Exclusivity Restriction”). For clarity, the Exclusivity Restriction does not apply where Schrödinger is developing its own technology, performing technical support, applications science services, professional IT services or technology development work, or software sales and other IT services in regard to a third party licensee’s use of the Schrödinger Technology (collectively, “Unrestricted Activities”), provided, however, that in no event shall Schrödinger, in the course of conducting such Unrestricted Activities, knowingly design compounds directed at the Targets.

c.                                       Joint Steering Committee. Within three (3) weeks after the execution of this Agreement, the parties shall form a joint steering committee (the “JSC”) comprised of four individuals designated as set forth below, which JSC shall be responsible for the general oversight of the research carried out hereunder, including without limitation: (i) reviewing the goals, strategy, Milestone Events (as defined in Exhibit B), and results of the Work Plan (set forth in Exhibit A) and the activities performed thereunder; (ii) recommending and approving changes to the Work Plan; (iii) assigning relative priorities in the Work Plan; (iv) terminating any specific activities under the Work Plan; (v) determining whether a Milestone Event has occurred; and (vi) resolving any disagreements between the parties concerning the research and development activities carried out under this Agreement. Each party shall designate two (2) individual representatives as members of the JSC, each of whom shall be authorized to make decisions on behalf of the designating party (subject to the terms and conditions of this Section 2.c.) and shall have significant experience and expertise in the research and development of pharmaceutical compounds. Each party shall

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have the right, at any time, to designate by written notice to the other Party, a replacement for any of such party’s representatives on the JSC. The JSC shall endeavor to work by consensus. Decisions of the JSC shall be made by unanimous written consent and shall be included in amendments to the Work Plan, if applicable. Where unanimity cannot be achieved in respect of any matter following good faith, commercially reasonable efforts on the part of the members of the JSC, such disputed matter shall be referred to the relevant senior management of the parties who shall promptly meet and endeavor to come to an agreement in a timely manner. The JSC will determine, subject to the terms and conditions of this Section 2.c., whether any Milestone Event has occurred. The JSC will notify the relevant senior management of each party in writing that any such Milestone Event has occurred no later than [***] after such a determination.

d.                                      Project Scope. Unless otherwise agreed by the JSC pursuant to and in accordance with the terms and conditions of Section 2.c., the parties agree that Schrödinger shall, during the Term, perform virtual screens on up to [***] Targets per year of the Term. For clarity, the parties agree that Schrödinger will perform more than [***] on a single Target, as reasonably required. The parties agree further that Schrödinger shall not be obligated to perform Hit to Lead activities (as set forth in the Work Plan) or Lead Optimization activities (as set forth in the Work Plan) on more than [***] Targets simultaneously.

3.                                      Payment and Expenses. Client shall remunerate Schrödinger as set forth in Exhibit B.  All payments shall be made by check, electronic funds transfer or wire transfer payable to Schrödinger at the address designated in Exhibit B, or such other address provided to Client by Schrödinger. Client shall be responsible for paying any sales or other related taxes, if any, that are applicable to the cash payments hereunder for the services received from Schrödinger, but shall not be responsible for taxes on Schrödinger’s income. Schrödinger shall be responsible for all taxes on its income, including in respect of any equity interest in Client received by Schrödinger in connection with this Agreement.  All payments hereunder shall be made without deduction for withholding taxes unless otherwise required by law.  At no time may Client withhold payment of fees that are not subject to a good faith dispute.

4.                                      Proprietary Rights.

a.                                      Ownership.  As between Client and Schrödinger, Client shall own all right, title, and interest in the Client Confidential Information, Work Product, Client Intellectual Property, and any Client Improvements.  As between Schrödinger and Client, Schrödinger shall own all right, title, and interest in the Schrödinger Confidential Information, Schrödinger Technology, Schrödinger Knowhow, Schrödinger Library, Schrödinger

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Intellectual Property, and any Schrödinger Improvements. Client will assign and does hereby assign all right title and interest in and to all Schrödinger Improvements, and will promptly disclose to Schrödinger all Schrödinger Improvements.  Client hereby assigns and, to the extent any such assignment cannot be made at the present time, agrees to assign to Schrödinger, without any additional consideration from Schrödinger, any and all copyrights, patents and other proprietary rights Client may have in any such Schrödinger Improvements, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration issuing thereon.  Client agrees to waive, and hereby does waive, all moral rights or proprietary rights in or to any Schrödinger Improvements and, to the extent that such rights may not be waived, agrees not to assert such rights against Schrödinger or its licensees, successors or assigns. Schrödinger will assign and does hereby assign all right title and interest in and to all Work Product and Client Improvements, and will promptly disclose to Client all Work Product and Client Improvements.  For purposes of the copyright laws of the United States, Work Product and Client Improvements constitute “works made for hire” under the copyright laws of the United States and Schrödinger hereby assigns and, to the extent any such assignment cannot be made at the present time, agrees to assign to Client, without any additional consideration from Client, any and all copyrights, patents and other proprietary rights Schrödinger may have in any such Work Product and Client Improvements, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration issuing thereon.  Schrödinger agrees to waive, and hereby does waive, all moral rights or proprietary rights in or to any Work Product and Client Improvements and, to the extent that such rights may not be waived, agrees not to assert such rights against Client or its licensees, successors or assigns.

b.                                      Protection and Enforcement.  Each party will have the responsibility, in its sole discretion and at its sole expense, to protect and enforce its Intellectual Property rights.

c.                                       Cooperation.  Each party shall provide such assistance as may reasonably be required for the other party to secure, perfect, maintain and enforce the other party’s Intellectual Property rights in connection with this Agreement.  Reasonable assistance includes executing and delivering the documents reasonably necessary for the other party to secure, perfect, maintain or enforce its rights in such Intellectual Property (including documents to assign rights, to apply for patent protection, or to register a copyright), and responding to reasonable requests for information pertinent thereto; provided, however, that in each case, the party requesting the assistance shall be required to reimburse the assisting party’s reasonable out-of-pocket expenses incurred in connection therewith.  In addition, each party hereby appoints the other party, in the event that such other party is

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unable after reasonable inquiry to obtain such party’s (or its employee’s or agent’s) signature on such a document, as its attorney-in-fact to sign such documents as such other party deems necessary to secure, perfect, maintain or enforce such other party’s rights as contemplated by this Section 4.

d.                                      License Grant by Schrödinger. Subject to the terms and conditions of this Agreement, Schrödinger will grant and does grant to Client a limited, non-exclusive, internal-use-only, non-transferable, non-assignable, non-sublicensable license to use and disclose to its employees with a need to know for purposes of performing this Agreement, the Schrödinger Technology known as LiveDesign and/or Seurat during the Term as reasonably useful for facilitating the objectives of the Work Plan, including  a number of seats for Client users who are contributing to the Collaboration, which number of seats shall initially be [***], and which number shall be increased or decreased without the payment of additional consideration hereunder upon written notification by Client to Schrödinger of any changes to the number of Client users who are contributing to the Collaboration.  In addition, Client’s use of LiveDesign and Seurat are subject to the terms and conditions set forth in Schrödinger’s End User Agreement for Hosted Software (“EUA”) attached as Exhibit C hereto.  In the event of any inconsistency between the terms of the EUA and this Agreement, the terms of this Agreement shall control.

e.                                       No Implied Licenses.  All rights in and to Intellectual Property not expressly granted by Client or Schrödinger under this Agreement are reserved to its owner.  Nothing in this Agreement will be deemed to weaken or waive any rights of either party related to the protection of trade secrets.

5.                                      Confidentiality.

a.                                     Client hereby acknowledges that the Schrödinger Technology, Schrödinger Knowhow, Schrödinger Library, Schrödinger Improvements and Schrödinger Intellectual Property (collectively, “Schrödinger Confidential Information”) are proprietary and confidential to Schrödinger.  Client agrees not to disclose the Schrödinger Confidential Information (or any portion thereof) to any third party, except as permitted by this Agreement.  Client agrees (i) to protect the Schrödinger Confidential Information in the same manner that it protects its own confidential information (but no less than reasonable care); (ii) to permit access to the Schrödinger Confidential Information only to employees, officers, directors, agents, contractors, consultants and advisors (each, a “Representative”) of Client and its affiliates who reasonably have a need to know for the purposes authorized under this Agreement (including purposes reasonably related to its performance or enforcement) and who are bound by obligations of confidentiality substantially similar to those set forth herein, and will inform such Representatives who will have access to

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Schrödinger Confidential Information of the obligations of confidentiality under this Agreement; and (iii) not to copy or use the Schrödinger Confidential Information other than as permitted by this Agreement for the purposes authorized hereunder, or as required by applicable law or regulation.

b.                                     Schrödinger hereby acknowledges that the Client Improvements, Work Product and the Client Intellectual Property (collectively, “Client Confidential Information”) are proprietary and confidential to Client. Schrödinger agrees not to disclose the Client Confidential Information (or any portion thereof) to any third party, except as permitted by this Agreement.  Schrödinger agrees (i) to protect the Client Confidential Information in the same manner that it protects its own confidential information (but no less than reasonable care); (ii) to permit access to the Client Confidential Information only to the Representatives of Schrödinger and its affiliates who reasonably have a need to know for the purposes authorized under this Agreement (including purposes reasonably related to its performance or enforcement) and who are bound by obligations of confidentiality substantially similar to those set forth herein, and will inform such Representatives who will have access to Client Confidential Information of the obligations of confidentiality under this Agreement; and (iii) not to copy or use the Client Confidential Information other than as permitted by this Agreement for the purposes authorized hereunder, or as required by applicable law or regulation.

c.                                      The receiving party’s obligations of confidentiality are not applicable to any materials of the disclosing party if and to the extent that such materials: (i) were known to the receiving party prior to disclosure hereunder, as evidenced by written documentation or other reasonable evidentiary means; (ii) are in the public domain at the time of disclosure or later enter the public domain through no fault of the receiving party; (iii) were disclosed to the receiving party by a third party not known by the receiving party to be bound by any obligation of confidentiality or prohibition of disclosure; (iv) were independently developed by the receiving party as evidenced by written documentation or other reasonable evidentiary means, or (v) are required to be disclosed by applicable law, regulation, or court order as evidenced by written documentation or other reasonable evidentiary means.

d.                                     It is understood that the parties may have performed, and may continue to perform, independent development relating to the confidential or proprietary information received hereunder.  The parties hereto agree that, except as set forth in Section 2.b., neither this Agreement nor the receipt of any confidential or proprietary information shall limit either party’s independent development; provided, however, that in connection with such independent development, (i) Schrödinger shall not use Client Confidential Information, and (ii) Client shall not use Schrödinger Confidential Information.

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6.                                      Representations and Warranties.

Each party represents and warrants that (i) it has all rights to enter into this Agreement; (ii) it is and will remain a corporation or company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (iii) it shall comply with all applicable laws with respect to its rights and obligations under this Agreement. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, TITLE, AND NON-INFRINGEMENT).

7.                                      Publicity.

a.                                      Client and Schrödinger may each publish, disseminate or otherwise disclose any information received or generated under this Agreement (subject to the limitations on use of Schrödinger Confidential Information or Client Confidential Information, as applicable and Schrödinger Intellectual Property and Client Intellectual Property, as applicable); provided, however, all such publications and presentations shall (i) bear appropriate acknowledgment of each party’s contributions and (ii) be subject to the prior written approval of each party, which consent shall, in each case, not be unreasonably withheld or delayed.

b.                                      Except as provided in Section 7(a) above and in this Section 7(b), neither party will use the name of the other party in any material intended for public disclosure without such other party’s prior express written consent.  Notwithstanding the foregoing, either party may disclose the fact that it is, or has been, in a scientific collaboration with the other party (i) on its external website, (ii) in written or verbal communications with such party’s Representatives, investors, potential investors, customers, and potential customers, and (iii) in a press release agreed upon by the parties and which shall be distributed when and as agreed by the parties, in each case without disclosing any Client Confidential Information or Schrödinger Confidential Information, as the case may be.

8.                                      LIMITATION OF LIABILITY.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST

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BUSINESS OR PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES), EVEN IF ADVISED OF THE POSSIBILITY THEREOF.  THE ENTIRE AGGREGATE LIABILITY OF EACH OF SCHRÖDINGER OR CLIENT UNDER OR RELATING TO THIS AGREEMENT, FOR ANY REASON(S) AND UPON ANY CAUSE(S) OF ACTION WHATSOEVER, SHALL NOT EXCEED THE GREATER OF (A) THE AMOUNT OF ANY CASH MILESTONE PAYMENTS AS SET FORTH IN EXHIBIT B ACTUALLY RECEIVED BY SCHRÖDINGER FROM CLIENT UNDER THIS AGREEMENT PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY OR (B) [***].

9.                                      Term; Termination.

a.                                     The term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years immediately thereafter, or until the effective date of any earlier termination in accordance with the terms of this Section 9 (such period, the “Term”). The parties may agree to extend the Term from time to time, pursuant to a written amendment to this Agreement.

b.                                     A party may terminate this Agreement (i) by giving notice in writing to the other party in the event the other party materially breaches this Agreement and shall have failed to cure such breach within [***] of receipt of written notice thereof from the first party, or (ii) at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership. Any termination of this Agreement by Client pursuant to the foregoing clauses (i) or (ii) shall be referred to as a “Client Termination for Cause”.

c.                                      Client shall remain liable for payment to Schrödinger of all payment obligations under Section 3, including Exhibit B, subject to and in accordance with the terms and conditions thereof.

d.                                     The rights and obligations of the parties under the following sections shall survive the expiration or earlier termination of this Agreement: Sections 3 (including any outstanding payment obligation under Exhibit B), 4, 5, 7, 8, 9, 10 and 11.

10.                               Notices.

a.                                     Any notice under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, or by

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courier or express delivery service during business hours) to the address set forth beneath the name of such party below, unless such party has given a notice of a change of address in writing:

If to Schrödinger:

Schrödinger, LLC

120 West 45th Street, 17th Floor

New York, NY  10036

USA

Attention:  President

with a copy to “Attention: General Counsel” at the same address;

If to Client:

Morphic Rock Therapeutic, Inc.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Attention:  Kevin Bitterman

with a copy (which shall not constitute notice) to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention: Mark A. Haddad, Esq.

11.                               Miscellaneous.

a.                                      Each party acknowledges and agrees that such party’s services hereunder are performed on a non-exclusive basis, except as set forth in Section 2(b).  Each party shall have the right to perform similar services for, or undertake similar collaborations with, parties other than the other party.

b.                                      This Agreement does not provide, and shall not be construed to provide, any third parties with any remedy, claim, cause of action or privilege.  Nothing in this Agreement shall be construed as creating an employer-employee or agency relationship, or a partnership or a joint venture between the parties.

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c.                                       This Agreement and its enforcement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to conflicts-of-law principles. The exclusive venue for any action relating to this Agreement shall be the state and federal courts situated in The Commonwealth of Massachusetts, and each party expressly consents to the jurisdiction of such courts.

d.                                      Each party to this Agreement recognizes that money damages alone may not adequately compensate the other party in the event of breach by the such party of Sections 4 and 5 of this Agreement, and each party agrees that, in addition to all other remedies available at law, in equity or otherwise, each party shall be entitled to seek injunctive relief for the enforcement thereof without the requirement of posting any bond in connection therewith.  All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies available at law, in equity, by agreement or otherwise.

e.                                       This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, except that a party may assign this Agreement without consent in the event of a merger, acquisition, sale of all or substantially all of the assets or corporate reorganization of such party.

f.                                        Neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, storm, natural disaster, act of God, war, armed conflict, terrorism, labor strike, lockout, or boycott, provided, however, that the party relying upon this Section 11.e. shall be required (i) to give the other party prompt written notice thereof and, in any event, within [***] following discovery thereof, and (ii) to take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based.

g.                                       The parties agree that the terms of this Agreement (including all exhibits hereto) are confidential between the parties and shall not be disclosed to third parties. For clarity, the foregoing does not prohibit disclosure of the terms of this Agreement to (i) Representatives and affiliates of each party who reasonably have a need to know for the purposes of this Agreement; or (ii) auditors, investors, potential investors, potential acquirors, attorneys, advisors and similar persons of each party who have a need to know for purposes of corporate and legal compliance, diligence, audits and similar activities; provided however that any such persons are bound by obligations of confidentiality in connection with any disclosure of the terms of this Agreement.

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h.                                      This Agreement, including all exhibits hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior agreements, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein.  The parties agree that references to the word “including” mean “including, but not limited to”, references to the phrase “third party” mean parties other than Client, Schrödinger or their respective affiliates, and references to exhibits mean such exhibits as they may be amended from time to time pursuant to this Agreement.  Headings used in this Agreement are for the purpose of reference only and are not to be considered in construction or interpretation of this Agreement.  In the event of any conflict between the terms of this Agreement and any exhibit, the terms of this Agreement shall take precedence.  No provisions of this Agreement may be modified, waived or discharged unless a written modification, waiver or discharge has been signed by both parties.   If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, each party agrees that such provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  The failure by any party to exercise any right or remedy provided for herein shall not be deemed a waiver, partial or complete, of any right or remedy hereunder.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

SCHRÖDINGER, LLC, by its sole member,
SCHRÖDINGER, INC.

By:	/s/ Ramy Farid
Ramy Farid, Ph.D.
President

MORPHIC ROCK THERAPEUTIC, INC.

By:	/s/ Kevin Bitterman
Name: Kevin Bitterman
Title: CEO

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Exhibit B

Payments and Fees

I.  In addition to the fees payable to Schrödinger under this Agreement, Schrödinger’s parent company, Schrödinger Inc., (the “Schrödinger Parent”) will receive, upon the effective date of the Operating Agreement (as defined below), as consideration for Schrödinger’s performance of the Services hereunder, 2,962,050 Preferred Units (the “Preferred Units”) of Morphic Rock Holding, LLC (the “Client Parent”), as defined in that certain Amended and Restated Operating Agreement of the Client Parent, dated as of June 10, 2015 (the “Operating Agreement”).  Upon a Client Termination for Cause on or before [***], in addition to any remedies available under applicable law, the following proportion of the Preferred Units shall be immediately forfeited by the Schrödinger Parent to the Client Parent without further action by or compensation from Client or the Client Parent, and in such case neither Client nor the Client Parent shall have any further obligations with respect to such forfeited Preferred Units:

(a)                                 [***]; and

(b)                                 [***]

II. Milestone Payments

All fees set forth herein are non-refundable, non-proratable, and payable in United States dollars.

The Milestone 1 Payment, Milestone 2 Payment and Milestone 3 Payment set forth below (collectively, the “Milestone Payments”) shall be payable by Client to Schrödinger upon the achievement of the applicable event for each agreed upon Target (each, a “Milestone Event”) as described below.

MILESTONE 1

Milestone Event 1: [***]	Milestone 1 Payment [***]

MILESTONE 2

2

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CONFIDENTIAL

Milestone Event 2: [***]	Milestone 2 Payment [***]

MILESTONE 3

Milestone Event 3: [***]	Milestone 3 Payment [***]

Payment Procedure

1.              If paying by check, payments should be mailed to Schrödinger at the following address:

Schrödinger, L.L.C.

101 SW Main Street, Suite 1300

Portland, Oregon 97204

Phone: 503-299-1150

Fax:     [***]

E-mail: orders@schrodinger.com

2.              If paying by wire transfer, payments should be wired to Schrödinger as follows:

[***]

[***]

Account name: [***]

Account number: [***]
Bank routing number: [***]

3.              Client shall be responsible for applicable sales taxes on any cash payments hereunder.

Schrödinger, LLC FEIN (Tax Number):                             [***]

3

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Confidential — Execution Copy

MORPHIC THERAPEUTIC, INC.

March 9, 2018

Schrödinger, LLC

120 West 45th Street, 17th Floor

New York, NY 10036

Attention: President

Re:                             Amendment to Collaboration Agreement, dated as of June 10, 2015, by and between Morphic Therapeutic, Inc. (f/k/a Morphic Rock Therapeutic, Inc.) and Schrödinger, LLC (the “Agreement”)

Ladies and Gentlemen:

As you know, Morphic Therapeutic, Inc. (f/k/a Morphic Rock Therapeutic, Inc.), a Delaware corporation (“Client”, “we” or “us”), and Schrödinger, LLC, a Delaware limited liability company (“Schrödinger”) are parties to the above-referenced Agreement pursuant to which, among other things, Schrödinger agreed to perform certain drug design services set forth therein.

This letter (“Letter Agreement”) confirms our mutual understanding and agreement to amend and extend the Agreement, by incorporating the provisions set forth below, each of which shall be incorporated into the Agreement notwithstanding anything to the contrary set forth therein. All capitalized terms used in this Letter Agreement but not otherwise defined shall have the definitions assigned to them in the Agreement.

1.             Extension of Term. The parties hereby confirm that the Term of the Agreement shall be and hereby is extended for an additional period of ten (10) years, commencing on April 21, 2018 (“Renewal Term Commencement Date”) and concluding on April 21, 2028, unless sooner terminated as provided in the Agreement, as amended by this Letter Agreement (the “Renewal Term”). All references to the “Term” in the Agreement shall be deemed to include and apply to the Renewal Term.

2.             Termination. Section 9 of the Agreement is hereby amended by deleting subsections b. and c. thereof in their entirety and replacing them with the following:

“b.           Without prejudicing any other rights or remedies which may be available to a Party under this Agreement, at law or in equity,

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(1)         A party may terminate this Agreement (i) by giving notice in writing to the other party in the event the other party materially breaches this Agreement and shall have failed to cure such breach within [***] of receipt of written notice thereof from the first party, or (ii) at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership. Any termination of this Agreement by Client pursuant to the foregoing clauses (i) or (ii) shall be referred to as a “Client Termination for Cause”.

(2)         Either party may terminate this Agreement, by written notice to the other party in accordance with the penultimate sentence of this subsection (2), following any (a) transaction or series of related transactions in which any individual or entity, or a group of related individuals and/or entities, acquires voting securities of the Client from the holders thereof which securities represent more than fifty percent (50%) of the total outstanding voting power of all outstanding equity securities of the Client; (b) merger (including a reverse triangular merger), reorganization, consolidation, share exchange, or similar transaction involving the Client in which the holders of voting securities of the Client outstanding immediately prior thereto cease to hold voting securities that represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation, share exchange, or similar transaction.; or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Client or any subsidiary of the Client of all or substantially all the assets of the Client and its subsidiaries (if any) taken as a whole, unless the Client is retaining a substantial portion of the proceeds from such sale to continue its operations. Client shall notify Schrodinger of the occurrence of any transaction described in clauses (a), (b) or (c) above within [***] following the closing of such transaction (such notice, a “Sale Notice”). A party electing to terminate this Agreement pursuant to this subsection (2) must provide written notice to the other party of its election, if at all, within [***] after the issuance of a Sale Notice. Termination of the Agreement will be deemed to occur immediately upon the date of issuance of any such termination notice by a party.

(3)         Schrödinger may terminate this Agreement pursuant to written notice provided to the Client on or after the fifth anniversary of the Renewal Term Commencement Date (as defined in that certain Letter Agreement, dated March 9, 2018, between the parties (“Letter Agreement”)) if, during the initial five-year period of the Renewal Term (as defined in the Letter Agreement), fewer than two Milestone

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3 Payments have become payable to Schrödinger by Client pursuant to Exhibit B of the Agreement.

c.           Client (or its successors or permitted assigns, as applicable) shall remain liable and obligated to pay to Schrödinger all past and future payment obligations under Section 3 following any termination or expiration of this Agreement, including all milestone and royalty payments under Exhibit B that have accrued prior to the effective date of any termination or expiration of this Agreement or that accrue after the effective date of any termination or expiration of this Agreement, in each case subject to and in accordance with the terms and conditions hereof.”

3.             Assignment. Section 11.e of the Agreement is hereby deleted in its entirety and replaced with the following:

“e. This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, except that a party may assign this Agreement without consent in the event of a merger, acquisition, sale of all or substantially all of the assets or corporate reorganization of such party. Any attempted assignment, transfer or sale in violation of this Section 11.e shall be void and of no effect. All validly assigned rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Client or Schrodinger, as the case may be. The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.”

4.             Royalties.  Exhibit B to the Agreement (Payments and Fees) is hereby amended by adding the new Section III attached hereto as Appendix B-III following the existing Section II thereof.

5.             Notices. We hereby notify Schrödinger pursuant to Section 10.a. of the Agreement that notices to be delivered to Client pursuant to the Agreement shall be sent to the Client’s address as follows:

Morphic Therapeutic, Inc.

35 Gatehouse Drive

Waltham, MA 02451

Attention: CEO

6.             Single Agreement.  Except as otherwise set forth in this Letter Agreement, all of the terms and conditions of the Agreement shall remain in full force and effect.  This Letter Agreement together with the Agreement and all exhibits, schedules and attachments thereto constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all previous written or oral understandings between the parties.

This Letter Agreement is not valid or binding unless and until it is fully executed by Schrödinger and the Client. Please confirm your acknowledgement and agreement to the foregoing by countersigning where indicated below and return one original countersigned letter to us.

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Very truly yours,

MORPHIC THERAPEUTIC, INC.

		By:	/s/ Praveen Tipirneni
		Name:	Praveen Tipirneni
		Title:	Chief Executive Officer

Agreed and accepted:

SCHRÖDINGER, LLC, by its sole member,
SCHRÖDINGER, INC.

By:	/s/ Ramy Farid
Name:	Ramy Farid
Title:	President and Chief Executive Officer

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Appendix B-III

III. Royalty Payments

A.            Certain Definitions.

1.              “Affiliate” means any company or other legal entity controlling, controlled by or under common control with a party.  For purposes of the definition of “Affiliate” the term “control” shall mean: (i) the ownership of at least a majority of the ordinary voting power necessary to effect the election of a majority of the board directors or other governing board, or in the case of a for-profit entity, direct or indirect ownership of at least a majority of the stock or participating shares entitled to vote for the election of directors of that entity; or (ii) in the case of a partnership, the power customarily held by a managing partner to direct the management and policies of such partnership; or (iii) in the case of a joint venture, whether in corporate, partnership or other legal form, a prevailing joint economic interest coupled with a managerial role entailing active direction, control and accountability with respect to the business and affairs of the entity.

2.              “Derived Compound” means any chemical compound identified, generated, developed or discovered by Client or its Affiliates or on behalf of Client or any of its Affiliates, including by Schrödinger, during the Term in connection with the Collaboration, as well as all salts, hydrates, solvates, esters, metabolites, intermediates, stereoisomers, polymorphs, and any derivatives or modifications of any of the foregoing which are identified, generated or discovered by or on behalf of Client or its Affiliates at any time during or after the Term.

3.              “Covered Product” means any product comprising or containing any Derived Compound, alone or in combination with one or more other active ingredients in any and all forms, in current and future formulations, indications, dosage forms, strengths and delivery modes, including any improvements thereto.

4.              “Net Sales” means, as determined under U.S. generally accepted accounting principles, the gross amounts billed or invoiced for sales, leases or other transfers of Covered Products by or on behalf of Client or its Affiliates or any of their respective Third Party licensees or sublicensees (each, an “Invoicing Entity”), less (to the extent actually allowed or incurred and directly related to such sale of Covered Products and not previously deducted from the gross invoice price) the following amounts:

a.              allowances and credits on account of rejection, or damaged, recalled or returned Covered Products previously sold;

b.              customary rebates, price reductions (including shelf stock adjustments), chargebacks, administrative fee arrangements, reimbursements, quantity

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and cash discounts to purchasers allowed and taken, including without limitation, with respect to institutions and health care organizations and in respect of Medicare, Medicaid or similar programs;

c.               customary amounts for third party transportation, insurance, handling or shipping charges to purchasers; and

d.              to the extent separately stated on purchase orders, invoices or other documents of sale, any taxes, duties and other governmental charges levied on or measured by the sale of Covered Products that are paid by or on behalf of an Invoicing Entity, but not franchise or income taxes of any kind whatsoever.

Net Sales shall also include the fair market value of any non-cash consideration received by any Invoicing Entity in connection with the sale, lease, or other transfer of Covered Products. Transfer of a Covered Product within Client or between any of Client and its Affiliates or contractors for sale by the transferee shall not be considered a Net Sale for purposes of ascertaining royalty charges owed to Schrödinger under this Agreement.  Notwithstanding anything to the contrary herein, the sale, disposal or use of any Covered Product for marketing, regulatory, development or charitable purposes, such as clinical trials, preclinical trials, compassionate use, named patient use, or indigent patient programs, in each case without consideration, shall not be deemed a sale hereunder. If a Covered Product is sold in combination with another product, device, service or active ingredient, only the amounts allocable to the Covered Product, as determined using practices consistently applied by Client and approved by Schrödinger such approval to not unreasonably be withheld, shall be counted as Net Sales.

B.            Royalty Payments.

1.              For Covered Products, Client shall pay (or cause its Affiliates to pay) to Schrödinger a royalty as follows:

a.              [***] of Net Sales for the first [***] of Net Sales of all Covered Products in each calendar year during or after the Term, and thereafter

b.              [***] of Net Sales for all Net Sales of all Covered Products in excess of [***] in each calendar year during or after the Term.